UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under § 240.14a-12

ELECTRAMECCANICA VEHICLES CORP.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐  Fee paid previously with preliminary materials

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 15, 2023, ElectraMeccanica Vehicles Corp. (“ElectraMeccanica”) and Tevva Motors Limited (“Tevva”) announced that they have entered into an arrangement agreement, pursuant to which ElectraMeccanica and Tevva have agreed to combine by way of a British Columbia statutory plan of arrangement. This Schedule 14A filing consists of an article posted by Mergermarket on August 29, 2023, relating to the proposed transaction, which included comments from Susan E. Docherty, Chief Executive Officer of ElectraMeccanica.

ElectraMeccanica to resume contract assembly work ahead of Tevva merger, CEO says

ElectraMeccanica Vehicles [NASDAQ:SOLO], a Burnaby, British Columbia-based electric vehicle (EV) manufacturer, plans to resume contract assembly services at its plant in Arizona as it works on closing its merger with Tevva Motors, CEO and Director Susan Docherty said.

The company, which on 15 August announced it agreed to merge with the British maker of electric medium- and heavy-duty commercial vehicles, wants to use the expected spare capacity at its 235,000 square-foot manufacturing facility in Mesa, Arizona, to resume contract assembly services, the executive noted. It plans to provide its services to some of the 100 EV companies it evaluated before deciding to merge with Tevva, she added.

“Some [of these] companies…are in need of a plant [and] an experienced team who understands electric vehicles,” Docherty, a former VP at General Motors, told Mergermarket earlier this week in a virtual interview.

In March, it announced it was selected to assemble Volcon’s [NASDAQ:VLCN] fat-tired electric motorcycles and a month later announced it would also assemble its electric motorcycles. The company halted its contract assembly services following the merger agreement with Tevva but hopes to resume offering them in about 30 or 60 days, she said.

The proposed merger with Tevva, which would give ElectraMeccanica shareholders 23.5% of the combined company and Tevva shareholders 76.5%, is expected to close in 4Q23. It follows a six-month process to explore strategic alternatives, said the executive, who will serve as CEO of the combined company. The review was led by a strategic committee comprised of Docherty, her chief of staff, the company’s general counsel, two other board members, and a three-person Greenhill & Co. group led by Steve Mayer, she added.

As part of the process, the strategic committee looked at what companies in the US, Canada, the UK, and others, were doing in various EV verticals, including electric cars, trucks, buses, motorcycles, bikes and drones, the executive noted. “We then began to pare down who is a company that is in need of a plant, in need of potentially going public, in need of an expert management team, and who is the company that could leverage the cash on our balance sheet to accelerate their growth trajectory,” the executive said. “The company that was head and shoulder above everyone else was Tevva.”

The proposed merger will accelerate Tevva’s expansion to the US, from where it can start claiming green tax credits and other incentives, Docherty said.

The deal will also help Tevva scale its production of electric commercial fleet vehicles by complementing its existing 110,000 square-foot plant in Tilbury, about an hour drive west of London, with ElectraMeccanica’s recently commissioned facility, the companies said in a press release The British company expects to start manufacturing its 7.5t battery-electric truck at the Arizona plant in 2025 and to churn out 4,000-4,500 units by 2027.

The electric medium- and heavy-duty commercial vehicle industry is expected to reach USD 67bn in 2030, Docherty noted, adding that the segment currently accounts for 22% of the global transportation industry’s carbon dioxide emissions. “[There is a] natural demand occurring in the marketplace [for electrification of the sector] from an ESG standpoint,” she said.

The proposed merger also marks a sharp pivot for ElectraMeccanica, which started out manufacturing a three-wheeled EV called SOLO. “The product had a problem and that was the reason why we needed to make a recall… and we were not able to solve it, so we did a stop sale,” Docherty said.

Greenhill is serving as financial advisor to ElectraMeccanica. Snell & Wilmer, McCarthy Tetrault and Fox Williams are serving as legal counsel. And PwC is providing financial and commercial due diligence, which has not been reported.

Lucosky Brookman and Gowling WLG are acting as legal counsel to Tevva.

ElectraMeccanica has a market cap of USD 84.7.

by Carlos Martinez in Toronto

[Editor’s note: Amended to clarify that the company plans to resume contract manufacturing services rather than commence them as previously stated.]

Additional Information and Where to Find It

In connection with the proposed merger, ElectraMeccanica intends to file with the SEC a preliminary and definitive proxy statement and management information circular (the “Circulars”) relating to the proposed transaction and other relevant documents. The definitive Circular will be mailed to ElectraMeccanica’s shareholders as of a record date to be established for voting on the proposed transaction and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE CIRCULARS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE CIRCULARS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ELECTRAMECCANICA, TEVVA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s website at www.sec.gov, on the Canadian Securities Administrators website at www.sedar.com, on ElectraMeccanica’s website at https://ir.emvauto.com/ or by contacting ElectraMeccanica’s Investor Relations via email at IR@emvauto.com.

Participants in the Solicitation

ElectraMeccanica and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the shareholders of ElectraMeccanica in connection with the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive Circulars (when available). Additional information regarding such directors and executive officers is included in ElectraMeccanica’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on April 17, 2023. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of ElectraMeccanica’s shareholders in connection with the proposed transaction and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive Circulars (when available).

These documents will be available free of charge as described in the preceding paragraph.

Safe Harbor Statement

This document includes “forward-looking statements” within the meaning of U.S. federal securities laws and applicable Canadian securities laws. Forward-looking statements may be identified by words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions. Forward-looking statements represent current judgments about possible future events, including, but not limited to statements regarding expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs relating to the proposed transaction between ElectraMeccanica and Tevva, such as statements regarding the combined operations and prospects of ElectraMeccanica and Tevva, the current and projected market, growth opportunities and synergies for the combined company, geographic expansion plans, and the timing and completion of the proposed transaction, including the satisfaction or waiver of all the required conditions thereto. These forward-looking statements are based upon the current beliefs and expectations of the management of ElectraMeccanica and Tevva and are subject to known and unknown risks and uncertainties. Factors that could cause actual events to differ include, but are not limited to:

•	the ability of the combined company to further penetrate the U.K. and EU markets, and start operations in the U.S. market with Tevva’s commercial vehicles without having any prior experience selling Tevva’s vehicles in the U.S. market;
•	the total addressable market of ElectraMeccanica, Tevva and of the combined business;
•	general economic conditions in the markets where ElectraMeccanica and Tevva operate and where the combined company will operate;
•	the expected timing of regulatory approvals relating to the proposed transaction, the businesses of ElectraMeccanica and Tevva and of the combined company and product launches of such businesses and companies;

•	non-performance of third-party vendors and contractors;
•	risks related to the combined company’s ability to successfully sell its products and the market reception to and performance of its products;
•	ElectraMeccanica’s and the combined company’s compliance with, and changes to, applicable laws and regulations;
•	ElectraMeccanica’s and the combined company’s limited operating history;
•	the combined company’s ability to manage growth;
•	the combined company’s ability to obtain additional financing;
•	the combined company’s ability to expand product offerings;
•	the combined company’s ability to compete with others in its industry;
•	the combined company’s ability to protect our intellectual property;
•	ElectraMeccanica’s and the combined company’s ability to list the common stock of the combined company on Nasdaq;
•	ElectraMeccanica’s and the combined company’s ability to defend against legal proceedings;
•	the combined company’s success in retaining or recruiting, or changes required in, our Officers, key employees or Directors;
•	the ability to successfully integrate the businesses of ElectraMeccanica and Tevva after the completion of the proposed transaction;
•	the combined company’s ability to achieve the expected benefits from the proposed transaction within the expected time frames or at all;
•	the incurrence of unexpected costs, liabilities or delays relating to the proposed transaction;
•	the risk that if the proposed transaction does not close that Tevva is unable to repay the $6 million credit facility provided by ElectraMeccanica;
•	the risk that the proposed transaction may not be accretive to ElectraMeccanica’s shareholders; and
•	other economic, business, competitive, and regulatory factors affecting the businesses of the companies generally, including but not limited to those set forth in ElectraMeccanica’s filings with the SEC, including in the “Risk Factors” section of ElectraMeccanica’s Annual Report on Form 10-K filed with the SEC on April 17, 2023, and its subsequent SEC filings.

Readers are cautioned not to place undue reliance on forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of ElectraMeccanica or the combined company. Forward-looking statements speak only as of the date they are made, and ElectraMeccanica, Tevva and the combined company undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where they are expressly required to do so by law.